EXHIBIT 10.1

APOLLO EDUCATION GROUP, INC.
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective November 1, 2014)

As Amended and Restated November 1, 2014

i

Effective February 1, 2012
APOLLO EDUCATION GROUP, INC.
DEFERRED COMPENSATION PLAN
The purpose of this Plan is to provide certain specified benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of Apollo Education Group, Inc., (or any successor thereto) and its Affiliates. This Plan is unfunded for tax purposes and for purposes of Title I of ERISA. The Plan is intended to satisfy and be in compliance with the provisions of the Internal Revenue Code of 1986 (the “Code”) as they relate to deferred compensation benefits, with particular emphasis on §409A of the said Code. If any provision or term of this document would be prohibited by or inconsistent with the requirements of Section 409A of the Code, then such provision or term shall be deemed to be reformed to comply with Section 409A of the Code.
ARTICLE I: DEFINITIONS
1.010    Account(s) means one of the accounts established for the purpose of measuring and determining a Participant’s interest in this Plan, such accounts being the Participant's Deferral Account(s) and Company Match Account(s) and Company Discretionary Contribution Account(s).
1.020    Account Balance means, with respect to each Participant, an account in the records of the Company equal to the sum of the Participant’s:

(a)	Deferral Account balance,

(b)	Company Match Account balance

(c)	Company Discretionary Contribution Account balance.
The Account Balance (and each underlying balance making up such Account Balance) is a bookkeeping entry only and will be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his designated Beneficiary, pursuant to this Plan.

1.030	Administrative Committee means the Administrative Committee designated by the Company to administer the Plan.

As Amended and Restated November 1, 2014

1.040	Affiliate means:

(a)
any corporation incorporated under the laws of one of the United States of America of which the Company owns, directly or indirectly, eighty percent (80%) or more of the combined voting power of all classes of stock or eighty percent (80%) or more of the total value of the shares of all classes of stock (all within the meaning of Code §1563);

(b)
any partnership or other business entity organized under such laws, of which the Company owns, directly or indirectly, eighty percent (80%) or more of the voting power or eighty percent (80%) or more of the total value (all within the meaning of Code §414(c)); and

(c)	any other company deemed to be an Affiliate by the Company.
1.050    Annual Company Discretionary Contribution Amount for any Plan Year means the amount determined in accordance with Section 3.040.
1.060    Annual Company Match Amount for any Plan Year means the amount determined in accordance with Section 3.030.
1.070    Annual Deferral Amount means that portion of a Participant's Base Annual Salary and/or Bonus which a Participant elects to have deferred, in accordance with Article III, for any one Plan Year.
1.080    Annual Installment Method means a benefit payment method involving a series of annual installment payments over the number of years selected by the Participant in accordance with this Plan, which will be calculated in the manner set forth in this Section. The Account Balance of the Participant will be determined as of the close of the business day that is closest to the date of distribution as administratively practicable. The annual installment will be calculated by multiplying this balance by a fraction, the numerator of which is one (1), and the denominator of which is the remaining number of annual payments due the Participant. (By way of example, if a Participant were to elect a 10-year payment under the Annual Installment Method, the first payment would be one-tenth (1/10) of the Account Balance, calculated as described in this definition. The following year, the payment would be one-ninth (1/9) of the Account Balance, calculated as described in this definition.) Each annual installment will be paid within the first sixty (60) days of the calendar year following the applicable year or as soon as administratively practicable.
1.090    Base Annual Salary means the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W‑2 for such calendar year, excluding bonuses, severance pay, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, automobile and other allowances (whether or not such allowances are included in the Employee’s gross income) paid to a Participant for employment services rendered. Base Annual Salary will be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non‑qualified plans of the Company or any Affiliate and will be calculated to include amounts not otherwise included

As Amended and Restated November 1, 2014

in the Participant's gross income under Code §125, 402(e)(3), 402(h), or 403(b), pursuant to plans established by the Company or an Affiliate; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Participant.
1.100    Beneficiary means one or more persons, trusts, estates or other entities, designated in accordance with Article IX who or which are entitled to receive benefits under this Plan upon the death of a Participant.
1.110    Beneficiary Designation Form means the form established from time to time by the Administrative Committee or its delegate that a Participant completes, signs and returns to the Administrative Committee or its delegate or completes electronically, in order to designate one or more Beneficiaries.
1.120    Bonus means any compensation earned and payable to a Participant under any incentive pay plan or program that has been designated by the Company as eligible for deferral under the Plan. As of October 1, 2014, the only bonus plans that have been designated by the Company as eligible for deferral under the plan are the Company’s Executive Officer Performance Incentive Plan, Corporate Bonus Plan - Leadership Team, Corporate Bonus Plan - Non-Covered Employees (Excluding Leadership Team), and Corporate Bonus Plan - Covered Employees.
1.130    Code means the Internal Revenue Code of 1986, as from time to time amended.
1.140    Company means Apollo Education Group, Inc., an Arizona corporation.
1.150    Company Discretionary Contribution Account means:

(a)	the sum of all of a Participant's Annual Company Discretionary Contribution Amounts,

(b)
adjusted by amounts credited or debited (gains or losses) thereto, in accordance with the provisions of Section 4.020(b), as such provisions relate to such Company Discretionary Contribution Account(s), and

(c)
reduced by any amount debited thereon equal to the amount of all distributions made to the Participant or his Beneficiary pursuant to this Plan which are related to such Company Discretionary Contribution Account(s).

1.160    Company Match Account means:

(a)	the sum of all of a Participant's Annual Company Match Amounts,

(b)	adjusted by amounts credited or debited (gains or losses) thereto, in accordance with the provisions of Section 4.020(b), as such provisions relate to such Company Match Account(s), and

As Amended and Restated November 1, 2014

(c)	reduced by any amount debited thereon equal to the amount of all distributions made to the Participant or his Beneficiary pursuant to this Plan which are related to such Company Match Account(s).

1.170	Corporate Event means the occurrence of any one of the following events:
(1)    A change in the ownership of the Company, which shall occur on the date that any one person, or more than one person Acting as a Group, other than Excluded Person(s), acquires ownership of stock of the Company possessing more than fifty percent (50%) of the total voting power of the outstanding stock of the Company. However, if any one person or more than one person Acting as a Group is considered to own more than fifty percent (50%) of the total voting power of the outstanding stock of the Company, the acquisition of additional voting stock by the same person or persons is not considered to cause a Corporate Event.
(2)    The date all of the members of the Company's board of directors are replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's board of directors before the date of the appointment or election.
(3)    A sale or other disposition in a single transaction or series of related transactions occurring within a twelve (12) month period of 80% or more of the Company's assets except pursuant to an Excluded Transaction (as defined below).
For purposes of this Section 1.170:
Persons will not be considered to be "Acting as a Group" solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering, or solely because they purchase assets of the Company at the same time, or as a result of the same public offering, as the case may be.
The term 'Excluded Transaction" means any transaction in which assets are transferred to: (A) a shareholder of the Company (determined immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, forty percent (40%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company (determined after the asset transfer); (C) a person, or more than one person Acting as a Group, that owns, directly or indirectly, fifty percent (50%) or more of the total value of voting power of all the outstanding stock of the Company (determined after the asset transfer); or (D) an entity at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (C) of this definition (determined after the asset transfer).
The term "Excluded Person(s)" means (A) John G. Sperling and Peter V. Sperling, (B) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of John G. Sperling or Peter V. Sperling and any person (other than a tenant or employee) sharing the household of John G. Sperling or Peter V. Sperling; (C) any trust established by John G. Sperling or Peter V.

As Amended and Restated November 1, 2014

Sperling; (D) any person or entity controlling, controlled by or under common control with a person or entity described in clauses (A), (B) and (C) of this definition; (E) the Company or any of its Affiliates; (F) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (G) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities; or (H) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company.
For the avoidance of doubt, a “Corporate Event,” as defined above, shall only constitute a Corporate Event for purposes of this Plan if it also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as determined in accordance with any guidance, rules or regulations promulgated by the Internal Revenue Service in construing the rules and regulations applicable to Code Section 409A.
1.180    Deferral Account means:

(a)	the sum of all of a Participant's Annual Deferral Amounts,

(b)	adjusted by amounts credited or debited (gains or losses) thereto, in accordance with the provisions of Section 4.020(b), as such provisions relate to such Deferral Account(s), and

(c)	reduced by any amount debited thereon equal to the amount of all distributions made to the Participant or his Beneficiary pursuant to this Plan which are related to such Deferral Account(s).
1.190    Deferral Election means an election made pursuant to Article III by a Participant to defer receipt of a part of his Base Annual Salary and/or Bonus. Participants will be required to make a separate election with respect to Base Annual Salary and/or Bonus and the Company will maintain separate accounts for Base Annual Salary Deferrals and Bonus Deferrals for each Participant.
1. 200    Deferral Election Form means the form established from time to time by the Administrative Committee or its delegate that a Participant completes, signs and returns to the Administrative Committee or its delegate or completes electronically to make a Deferral Election pursuant to Article III, in order to defer receipt of a part of his Base Annual Salary and/or Bonus and to designate the form of distribution for such deferrals and the earnings thereon.
1.210    Disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
1.230    Eligible Employee means any Employee who: (i) is employed in the United States or paid from United States payroll by the Company or an Affiliate; (ii) has completed a year of continuous employment with the Company or an Affiliate; and (iii) has a Base Annual Salary which is equal to or greater than One Hundred Thirty Thousand Dollars ($130,000.00). The term "Eligible

As Amended and Restated November 1, 2014

Employee" shall also include the Chairman of the board of directors of the Company and the Vice Chairman of the board of directors of the Company.
1.240    Employee means any person who is employed by the Company or by an Affiliate.
1.250    ERISA means the Employee Retirement Income Security Act of 1974, as from time to time amended.
1.260    Measurement Funds means the investment vehicles offered under this Plan which shall be (unless otherwise provided by the Administrative Committee) the same as the Investment Funds offered under the Apollo Education Group, Inc. Savings and Investment Plan (or its successor), each of whose purpose is to mirror, to the greatest extent reasonably possible, the investment performance of a particular benchmark mutual fund sponsored and offered by the Apollo Education Group, Inc. Savings and Investment Plan.
1.270    Named Fiduciary means the Administrative Committee, its delegates and the Trustee.
1.280    Participant means an Eligible Employee:

(a)	who elects to participate in the Plan;

(b)	who signs a Deferral Election Form;

(c)	whose signed Deferral Election Form is accepted by the Administrative Committee or its delegate;

(d)	who commences participation in the Plan; and

(e)	who has not elected to terminate participation in the Plan.
A spouse or former spouse of a Participant will not be treated as a Participant in the Plan or have any Account Balances under the Plan, even if the spouse or former spouse has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.
1.290    Plan means this Apollo Education Group, Inc. Deferred Compensation Plan, which is evidenced by this instrument and by the forms associated with the said instrument, as they may be amended from time to time.
1.300    Plan Year means each twelve-month period ending on the last day of December, except the initial Plan Year which will be from February 1, 2012 through December 31, 2012.
1.310    Retirement, Retire(s) or Retired means, with respect to an Employee, severance from employment with the Company and all of its Affiliates for any reason other than death or Disability on or after the attainment of age 55 with 10 years of service with the Company or an Affiliate; age 60 with 5 years of service; or age 65. Notwithstanding the foregoing, a Participant shall not be considered to have Retired until such Participant has had a Separation from Service. Further notwithstanding the foregoing, for purposes of eligibility to receive an installment form of

As Amended and Restated November 1, 2014

distribution, a Participant shall not be considered to have Retired unless his Separation from Service was on account of Retirement.
1.320    Retirement Benefit means the benefit set forth in Article VI.
1.330    Separation from Service means a termination of employment with the Company and all affiliates of the Company for any reason (including Retirement, death, Disability or other termination) subject to the following:

(a)
The employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, so long as the individual’s right to reemployment with the Company is provided either by statute or by contract. If the period of leave exceeds six months and the individual’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.

(b)
Whether a termination of employment has occurred is determined based on the facts and circumstances. Where an employee either actually or purportedly continues in the capacity of an employee, such as through the execution of an employment agreement under which the employee agrees to be available to perform services if requested, but the facts and circumstances indicate that the employer and the employee did not intend for the employee to provide more than insignificant services for the employer, an employee will be treated as having a Separation from Service. For purposes of the preceding sentence, an employer and employee will not be treated as having intended for the employee to provide insignificant services where the employee continues to provide services as an employee at an annual rate that is at least equal to 20 percent of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period). Where an employee continues to provide services to a previous employer in a capacity other than as an employee, a Separation from Service will not be deemed to have occurred if the former employee is providing services at an annual rate that is 50 percent or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is 50 percent or more of the annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period). For purposes of this definition, the annual rate of providing services is determined based upon the measurement used to determine the individual’s base compensation (for example, amounts of time required to earn salary, hourly wages, or payments for specific projects).

1.340    Short-Term Payout means the payout set forth in Section 5.010 of the Plan.
1.350    Termination Benefit means the benefit set forth in Article VII.

As Amended and Restated November 1, 2014

1.360    Termination of Employment means the severing of a Participant’s employment with the Company and all Affiliates, voluntarily or involuntarily, for any reason other than Retirement or death. Notwithstanding the foregoing, a Participant shall not be considered to have a Termination of Employment for purposes of this Plan unless the Participant has had a Separation from Service.
1.370    Trust means the trust established by agreement between the Company and the Trustee, which will be a grantor trust.
1.380    Trustee means the trustee of the Trust described in Section 1.370 of this Plan.
1.390    Unforeseeable Financial Emergency means an unanticipated emergency that is caused by an event beyond the control of the Participant which would result in severe financial hardship to the Participant and which itself results from:

(a)	a sudden and unexpected illness or accident of the Participant or the spouse or a dependent (as defined in Code Section 152(a)) of the Participant,

(b)	a loss of the Participant's property due to casualty, or

(c)
such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the discretion of the Administrative Committee or its delegate.

Whether an Unforeseeable Financial Emergency exists shall be determined based on the relevant facts and circumstances but in no event shall an Unforeseeable Financial Emergency exist to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise or by liquidation of the Participant's assets (to the extent that liquidation of such assets would not cause severe financial hardship).
ARTICLE II: PARTICIPATION
2.010    Select Group Defined. Since participation in the Plan is intended to be limited to a select group of management and highly compensated Employees, the Plan is only available to Eligible Employees of the Company and its Affiliates.
2.020    Commencement of Participation. In order to participate during a Plan Year, an Employee must, be an Eligible Employee as of the December 1 preceding the first day of the applicable Plan Year. For example, an Employee who is hired on December 2, 2012 and then becomes an Eligible Employee on December 2, 2013, would first be eligible to defer Base Annual Salary for Plan Year 2015 and Bonus payments earned in the Company’s 2015 fiscal year (for Bonuses that qualify as “Performance-Based Compensation” under Code Section 409A or the Company’s 2016 fiscal year (for Bonuses that do not qualify as “Performance-Based Compensation” under Code Section 409A). As a condition to initial participation in this Plan, each Eligible Employee who wishes to participate in the Plan will be required to complete a Deferral Election Form in accordance with Article III of the Plan and within the timeframes described below.

As Amended and Restated November 1, 2014

(a)
In the case of such an Eligible Employee’s initial election to become a Participant in a particular Plan Year, such documentation must be provided by the Eligible Employee to the Administrative Committee or its delegate before the December 31 (or such later time set forth in Section 3.020 with respect to Bonuses) immediately preceding the Plan Year for which the deferral is intended.

(b)
If an Eligible Employee has met all enrollment requirements set forth in this Plan and required by the Administrative Committee or its delegate (including returning all required documents to the Administrative Committee or its delegate) in the time frames described in the above subsections, that Eligible Employee will become a Plan Participant on the first day of the Plan Year following the month in which he completes all such enrollment requirements (or in the case of an election made in accordance with Section 3.020, immediately following such election).

In addition, the Administrative Committee or its delegate will establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.
2.030    Termination of Participation and/or Deferrals. If the Administrative Committee or its delegate determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with ERISA §§201(2), 301(a)(3) and 401(a)(1), the Participant shall be prevented from making future Deferral Elections.
ARTICLE III: DEFERRAL AND COMPANY MATCH CREDITS
3.010    Base Annual Salary Deferral. Each Plan Participant will be permitted to make an irrevocable election to defer (such Deferral Election to be made in whole percentages) receipt of an amount equal to one percent (1%) through seventy‑five percent (75%) of his Base Annual Salary.

(a)
For each Plan Year, a Participant, will be permitted, in his sole discretion, to make an irrevocable election for the following Plan Year (and such other elections as the Administrative Committee or its delegate deems necessary or desirable) and must deliver such Deferral Election to the Company or an Affiliate on a new Deferral Election Form before December 31 of the Plan Year immediately preceding the Plan Year for which the deferral is intended. If no such Deferral Election Form is timely delivered for a Plan Year, the Annual Deferral Amount with respect to Base Annual Salary will be zero for that Plan Year.

(b)
During each Plan Year, the Base Annual Salary Deferral Amount will be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary.

3.020    Bonus Deferral. Each Plan Participant will be permitted to make an irrevocable election to defer (such Deferral Election to be made in whole percentages) receipt of an amount up to seventy-five percent (75%) of his Bonus (or such greater percentage determined by the Company in its sole

As Amended and Restated November 1, 2014

discretion) in accordance with such rules established by the Company in compliance with Code Section 409A.

(a)
For each Bonus that qualifies as “Performance Based Compensation” under Code Section 409A), a Participant, will be permitted, in his sole discretion, to make an irrevocable election pertaining to such Bonus by timely delivering a Deferral Election to the Company or an Affiliate on a Deferral Election Form no later than six (6) months before the end of the performance service period and in accordance with Code Section 409A or such earlier time as may be determined by the Company in its sole discretion. If no such Deferral Election Form is timely delivered for a Plan Year, the Annual Deferral Amount with respect to Bonus will be zero for that Plan Year.

(b)
For each Bonus that does not qualify as “Performance Based Compensation” under Code Section 409A, a Participant, will be permitted, in his sole discretion, to make an irrevocable election pertaining to such Bonus by timely delivering a Deferral Election to the Company or an Affiliate on a Deferral Election Form no later than December 31 preceding the initial Plan Year in which such Bonus commences to be earned, or before such other deadline established in accordance with the requirements of Code Section 409A. If no such Deferral Election Form is timely delivered for a Plan Year, the Annual Deferral Amount with respect to Bonus will be zero for that Plan Year.

3.030    Annual Company Match Amount. A Participant's Annual Company Match Amount for any Plan Year will be equal to the amount determined under a formula or formulas, if any, established by the Company on an annual basis in its sole discretion. Such formula(s) may include a matching amount based on the amount a Participant elects to defer under the Apollo Education Group, Inc. Savings and Investment Plan for some or all of the Participants who have made the maximum elective contributions permitted under the terms of such plan. In no event, however, shall such formula(s) violate the requirements of the Code. The Annual Company Match Amount will be calculated and contributed as soon as administratively feasible. The time and form of distribution for the Annual Company Match Amount for a particular Plan Year shall be determined in accordance with the Deferral Elections made with respect to Base Annual Salary for that same Plan Year. For example, a matching contribution made with respect to Plan Year 2012, will be distributed in accordance with the rules applicable to the Deferral Elections made with respect to Plan Year 2012 Base Annual Salary. In the event no such Deferral Elections have been made with respect to a Plan Year, the Annual Company Match Amount for such Plan Year shall be paid in accordance with Section 7.020. Notwithstanding the foregoing, the Annual Company Match Amount shall be reduced for any Plan Year by the amount necessary to comply with the final regulations issued under Code Section 409A relating to the coordination of deferral elections under qualified plan with the benefits provided under nonqualified plans.
3.040    Annual Company Discretionary Contribution Amount. A Participant's Annual Company Discretionary Contribution Amount for any Plan Year will be equal to the amount determined under a formula or formulas, if any, established by the Company on an annual basis in its sole discretion. In no event, however, shall such formula(s) violate the requirements of the Code. The Annual Company Discretionary Contribution Amount will be calculated and contributed as soon as administratively feasible. The time and form of distribution for the Annual Company Discretionary

As Amended and Restated November 1, 2014

Contribution Amount for a particular Plan Year shall be determined in accordance with the Deferral Elections made with respect to Base Annual Salary for that same Plan Year. For example, a discretionary contribution made with respect to Plan Year 2012, will be distributed in accordance with the rules applicable to the Deferral Elections made with respect to Plan Year 2012 Base Annual Salary. In the event no such Deferral Elections have been made with respect to a Plan Year, the Annual Company Discretionary Contribution Amount for such Plan Year shall be paid in accordance with Section 7.020.
ARTICLE IV: PLAN ACCOUNTS
4.010    Vesting. A Participant will have a one hundred percent (100%) vested interest in his Deferral Account(s), Company Match Account(s), and Company Discretionary Contribution Account(s).
4.020    Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Administrative Committee or its delegate, in its sole discretion, amounts will be credited or debited to a Participant's Account Balance in the manner set forth in the provisions of this Section:

(a)
Allocation to Measurement Funds. A Participant, in connection with his initial Deferral Election in accordance with Section 3.010 or Section 3.020 above, will be permitted to also elect to have one or more Measurement Funds used to determine the amounts to be credited to his Account Balance and his election will continue to be in effect thereafter, unless it should be changed in accordance with subsection (c).

(b)
Crediting or Debiting Method. The performance (either positive or negative) of each elected Measurement Fund will be determined by the Administrative Committee or its delegate, based on the performance of the Measurement Funds themselves. A Participant's Account Balance will be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Administrative Committee or its delegate in its sole discretion, as though:

(1)	a Participant's Account Balance were actually invested in the Measurement Fund(s) selected by the Participant as of the close of business on any business day, at the closing price on that day;

(2)
the portion of the Annual Deferral Amount that was actually deferred during any calendar quarter were invested in the Measurement Fund(s) selected by the Participant, as soon as administratively feasible after such amounts are actually deferred from the Participant's Base Annual Salary and/or Bonus through reductions in his payroll; and

(3)	any distribution made to a Participant that decreases such Participant's Account Balance ceased being invested in the Measurement Fund(s), in the

As Amended and Restated November 1, 2014

applicable percentages, on the closest administratively feasible business day prior to the distribution, at the closing price on such date.

(c)
Transfers among Measurement Funds. The Participant will be permitted to change, on a daily basis, any previous Measurement Fund election or elections he has made with regard to his Account Balance. The elections and changes to such elections which a Participant makes pursuant to this subsection will be made by means of any method (including any available telephonic or electronic method which is acceptable to the Administrative Committee or its delegate at the time the election or change is made by the Participant), and may be made at any time and will be effective as of the New York Stock Exchange closing immediately following the making of that election or change; provided, however, if it is determined by the Administrative Committee or its delegate that an investment election made by a Participant is invalid or defective, the Participant’s election, until duly corrected by him, will be deemed to have been made in favor of whatever short-term, money market vehicle is available under the Plan at that time.

(d)
No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance will not be considered or construed in any manner as an actual investment of his Account Balance in any such Measurement Fund. In the event that the Company or the Trustee, in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant will have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance will at all times be a bookkeeping entry only and will not represent any investment made on his behalf by the Company or the Trust. The Participant will at all times remain an unsecured creditor of the Company.

(e)
Company Reservation of Rights. Consistent with the preceding sentence, nothing to the contrary in this Plan or any of its forms or communication material, nor in any document associated with the Trust, should be interpreted or understood to provide Participants or their Beneficiaries with any current, direct rights with respect to the assets held by the Trustee in the Trust.

4.030    FICA and Other Taxes.

(a)
Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant or an Annual Company Match Amount or Annual Company Discretionary Contribution Amount is credited, the Company or any Affiliate employing the Participant will withhold from that portion of the Participant’s Base Annual Salary and/or Bonus which is not being deferred the Participant’s share of FICA and other employment taxes on such Annual Deferral

As Amended and Restated November 1, 2014

Amount and Annual Company Match Amount and Annual Company Discretionary Contribution Amount.

(b)
Distributions. The Company or any Affiliate employing the Participant, or the Trustee of the Trust, will withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Company and the Trustee of the Trust.

ARTICLE V: SHORT-TERM PAYOUTS, WITHDRAWALS AND
CORPORATE EVENT DISTRIBUTIONS
5.010    Short-Term Payouts. In connection with each election to defer an Annual Deferral Amount, a Participant may elect to receive a future Short-Term Payout from the Plan with respect to such Annual Deferral Amount.

(a)
The said Short-Term Payout will be a lump sum payment or in annual installments over a period not to exceed 10 years. The lump sum payment or annual installments shall be equal to the Annual Deferral Amount, as adjusted for amounts credited or debited in the manner provided in Section 4.020 on that amount, determined at the time that the Short‑Term Payout is paid (rather than at the date of a Termination of Employment).

(b)
Subject to the terms and conditions of this Plan, each Short‑Term Payout elected will be paid out (or begin to be paid out) during a sixty (60) day period commencing immediately after the last day of any Plan Year designated by the Participant that is at least three Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if a three-year Short-Term Payout in the form of a lump sum is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2015, the three-year Short-Term Payout would be paid out during a sixty (60) day period commencing January 1, 2019.

(c)
Subject to the provisions of Section 5.020, a Participant may change any election he has previously made to a different payout period permitted hereunder, but only one such a change may be made with respect to any single election. Such change will be accomplished by the Participant submitting notice of such change to the Administrative Committee or its delegate in the form prescribed by the to the Administrative Committee (including in electronic form), but such change will not be valid, unless such change satisfies the requirements of Section 5.020.

(d)
Should an event occur that triggers a benefit under Article VI, VII or VIII, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under this Section will not be paid in accordance with this Section, but will instead be paid in accordance with the other applicable Article. For the avoidance of doubt, this Section 5.010(d) shall only apply if such event occurs prior to January 1 of the calendar year in which a Short-Term Payout is payable (or

As Amended and Restated November 1, 2014

first becomes payable). Notwithstanding the foregoing, if a Participant has elected a Short-Term Payout in annual installments and the Participant dies or suffers a Disability on or after January of the calendar year in which such installments have commenced, then any remaining installments shall instead be paid in a single lump sum in accordance with Section 6.040, Section 6.050 or Article VIII, as applicable, to the extent that such death or Disability occurs prior to January 1 of the calendar year in which such installments are due.

(e)	Notwithstanding the foregoing, a Participant may elect two Short Term Payouts (which have not yet begun to be paid out) at any time.
5.020    Changes to Short-Term Payout Methods. A Participant may change any election he has previously made pursuant to Section 5.010, but; provided, however, that any such change must:

(a)	not result in the acceleration of payments;

(b)	not be effective for 12 months after such change is made;

(c)
result in the deferral of payments with respect to which the election is changed for a period of at least 5 years (e.g., change from lump sum to installments commencing 5 years from the date previously elected);

(d)	not be made less than 12 months prior to the first scheduled payment.
5.030    Withdrawal for Unforeseeable Financial Emergencies. In the event that any Participant should encounter an Unforeseeable Financial Emergency, such Participant may petition the Administrative Committee or its delegate to permit him to receive a partial or full payout from the Plan in a manner consistent with Code Section 409A. Such a payout will not exceed the lesser of --

(a)	the Participant's Account Balance, calculated as if the Participant were receiving a Termination Benefit, or

(b)
the amount reasonably needed to satisfy the Unforeseeable Financial Emergency (which may include amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

If, subject to the sole discretion of the Administrative Committee or its delegate, the petition for a payout is approved, such payout will be made within sixty (60) days of the date of approval and the Participant’s deferrals under the Plan shall be terminated as of the date of such approval.
In addition, a Participant’s deferral elections under this Plan shall be terminated to the extent the Company determines, in its sole discretion, that termination of such Participant’s deferral elections is required pursuant to Treas. Reg. §1.401(k)-1(d)(3) for the Participant to obtain a hardship distribution from an Employer’s 401(k) Plan. If the Company determines, in its sole discretion, that a termination of the Participant’s deferrals is required in accordance with the preceding sentence,

As Amended and Restated November 1, 2014

the Participant’s deferrals shall be terminated following the date on which such determination is made.
5.040    Inclusion in Income Under Section 409A. Notwithstanding any other provision of this Plan, in the event this Plan fails to satisfy the requirements of Code Section 409A and regulations thereunder with respect to any Participant, there shall be distributed to such Participant the Participant’s Account Balance hereunder as promptly as possible after the Administrative Committee becomes aware of such fact of noncompliance.
5.050    Corporate Event Distribution. Notwithstanding any other provision of this Plan, if a Corporate Event occurs, each Participant's Account Balance hereunder shall be distributed to such Participant in a lump sum 10 days after such Corporate Event.
ARTICLE VI: RETIREMENT BENEFITS
6.010    Retirement Benefit. A Participant who Retires will receive, as a Retirement Benefit, his Account Balance.
6.020    Payment of Retirement Benefit. A Participant may elect in his Deferral Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of periods of from two (2) through ten (10) years. Subject to the provisions of Section 6.030, a Participant may change any election he has previously made to a different payout period permitted hereunder, but only one such a change may be made with respect to any single election. Such change will be accomplished by the Participant submitting notice of such change to the Administrative Committee or its delegate in the form prescribed by the to the Administrative Committee (including in electronic form), but such change will not be valid, unless it has been submitted by the Participant and accepted by the Administrative Committee or its delegate (in the Administrative Committee’s or delegate’s discretion) at least six (6) months prior to the Participant's Retirement and such change satisfies the requirements of Section 6.030. The Deferral Agreement most recently accepted by the Administrative Committee or its delegate shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The Account(s) of a Participant receiving payments pursuant to the Annual Installment Method shall continue to have his Account(s) credited with earnings and losses pursuant to Section 4.020.
A lump sum payment of amounts deferred and credited hereunder shall be paid, and installment payments herefrom shall begin, on the six (6) month anniversary of the date the Participant Retires.
6.030    Changes to Retirement Benefit Payment Methods.
A Participant may change any election he has previously made pursuant to Section 6.020, but; provided, however, that any such change must:

(a)	not result in the acceleration of payments;

(b)	not be effective for 12 months after such change is made;

As Amended and Restated November 1, 2014

(c)
result in the deferral of payments with respect to which the election is changed for a period of at least 5 years (e.g., change from lump sum to installments commencing 5 years from the six (6) month anniversary of the participant’s termination date);

(d)	not be made less than 12 months prior to the first scheduled payment.
6.040    Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement or Termination of Employment but before the Retirement Benefit or Termination Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall be paid to the Participant's Beneficiary in a lump sum within 60 days of the Participant's death.
6.050    Death Prior to Retirement. If a Participant dies while still employed with the Company and prior to Retirement or Termination of Employment, the Participant's benefits shall be paid to the Participant's Beneficiary in a lump sum within sixty (60) days of the Participant’s death.
6.060    Small Accounts. Notwithstanding any other provision herein to the contrary, if the aggregate total of a Participant’s Account Balance along with the value of such Participant’s account balance or benefits under any other plan of the Company with which this Plan is required to be aggregated with under Section 409A of the Code as of such Participant’s Retirement date does not exceed the dollar amount of the deferral limit then in effect under Section 402(g) of the Code, the Participant’s Retirement Benefit shall be paid in a lump sum. A lump sum payment shall be paid on the six (6) month anniversary of the date the Participant Retires.
ARTICLE VII: TERMINATION BENEFIT
7.010    Termination Benefit. The Participant will receive a Termination Benefit, which will be equal to the Participant's Account Balance if a Participant experiences a Termination of Employment prior to his Retirement, death or Disability.
7.020    Payment of Termination Benefit. The form of payment of a Participant’s Account Balance, if such payment is due to the Participant’s Termination of Employment, will in all cases be a lump sum. A lump sum payment of amounts deferred or credited hereunder shall be paid on the six (6) month anniversary of the date the Participant’s Termination of Employment.
ARTICLE VIII: DISABILITY WAIVER AND BENEFIT
8.010    Continued Eligibility; Disability Benefit. A Participant suffering a Disability will receive a Disability Benefit equal to his Account Balance at the time of the Disability determination; provided, however, that this Section 8.010 shall not apply should the Participant otherwise have been eligible to Retire at the time of the Disability determination. The Disability Benefit will be paid in a lump sum within sixty (60) days of the Disability determination.

As Amended and Restated November 1, 2014

ARTICLE IX: BENEFICIARY DESIGNATION
9.010    Beneficiary. Each Participant will have the right, at any time, to designate his Beneficiary or Beneficiaries (both primary and contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.
9.020    Beneficiary Designation or Change of Designation. A Participant will be permitted to designate his Beneficiary by completing and signing the Beneficiary Designation Form. A Participant will have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form. Upon the acceptance of a new Beneficiary Designation Form, all Beneficiary designations previously filed will be canceled.
9.030    Spousal Consent Required. If a Participant names someone other than his spouse as a Beneficiary, a spousal consent, in the form designated by the Company or its delegate, must be signed by that Participant's spouse and returned to the Company or its delegate.
9.040    Acknowledgment. No designation or change in designation of a Beneficiary will be effective until received by the Company or its delegate.
9.050    Absence of Valid Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in the preceding Sections or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary will be deemed to be his surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary will be payable to the executor or personal representative of the Participant's estate.
9.060    Doubt as to Beneficiary. If the Company or its delegate has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Company or its delegate will have the right, exercisable in its discretion, to withhold such payments until this matter is resolved to the Company's or the delegate’s satisfaction.
9.070    Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary will fully and completely discharge the Company and all of its Affiliates and the Administrative Committee from all further obligations under this Plan with respect to the Participant, and that Participant's participation in this Plan will terminate upon such full payment of benefits.
ARTICLE X: LEAVE OF ABSENCE
10.010    Paid Leave of Absence. If a Participant is authorized by the Company or the Affiliate employing the Participant for any reason to take a paid leave of absence, the Participant will continue to be considered to be an Employee and the Annual Deferral Amount will continue to be withheld during such paid leave of absence.
10.020    Unpaid Leave of Absence. If a Participant is authorized by the Company or the Affiliate employing the Participant to take an unpaid leave of absence, the Participant will be excused from

As Amended and Restated November 1, 2014

making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals will resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the Deferral Election, if any, made for that Plan Year. If no Deferral Election was made for that Plan Year, no deferral will be withheld.
ARTICLE XI: TERMINATION, AMENDMENT OR MODIFICATION
11.010    Termination. Although the Company and each Affiliate anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company or any such Affiliate will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to discontinue sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees, by action of the Company.
If this Plan is terminated, no additional deferrals or contributions shall be credited to any Participant Account hereunder. Following Plan termination, Participants’ Accounts shall be paid at such time and in such form as provided under the Plan. Notwithstanding the preceding sentence, either at the time of termination or on a subsequent date the Company may, in its discretion, determine to distribute the then existing Account Balances of Participants and Beneficiaries and, following such distribution, there shall be no further obligation to any Participant or Beneficiary under this Plan; provided, however, that the authority granted to the Company under this sentence shall be implemented only to the extent permissible under Code Section 409A and regulations and other guidance issued by the Internal Revenue Service interpreting the provisions of that Section.
11.020    Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by action of the Administrative Committee; provided, however, that:

(a)
no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification; and

(b)
the amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.

Notwithstanding the foregoing, the Administrative Committee may make any amendment it deems necessary or desirable for purposes of compliance with the requirements of Code Section 409A and regulations thereunder.
11.030    Effect of Payment. The full payment of all applicable benefits hereunder shall completely discharge all obligations to a Participant and his Beneficiaries under this Plan.

As Amended and Restated November 1, 2014

ARTICLE XII: ADMINISTRATION
12.010    Administrative Committee Duties. Except as otherwise provided in this Article, this Plan will be administered by the Administrative Committee and its delegates. Members of the Administrative Committee may be Participants under this Plan. The Administrative Committee will also have the discretion and authority to:

(a)	make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and

(b)	decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.
Any individual serving on the Administrative Committee who is a Participant will not be permitted to vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Administrative Committee will be entitled to rely on information furnished by a Participant or the Company.
12.020    Agents. In the administration of this Plan, the Administrative Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.
12.040    Binding Effect of Decisions. The decision or action of the Administrative Committee or its delegate with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder will be final and conclusive and binding upon all persons having any interest in the Plan.
12.050    Indemnity of Administrative Committee. The Company and its Affiliates shall indemnify and hold harmless the members of the Administrative Committee, any Employee to whom the duties of the Administrative Committee may be delegated, and the Administrative Committee or its delegate against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Administrative Committee, any of its members, or such Employee.
12.060    Employer Information. To enable the Administrative Committee and its delegates to perform their functions, the Company will supply full and timely information to the Administrative Committee and delegates on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Administrative Committee or its delegate may reasonably require.
ARTICLE XIII: OTHER BENEFITS AND AGREEMENTS
13.010    Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under

As Amended and Restated November 1, 2014

any other plan or program for employees of the Company and its Affiliates. The Plan will supplement and will not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.
ARTICLE XIV: CLAIMS PROCEDURE
14.010    Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Administrative Committee or its delegate a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred and eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant. Claims should be submitted to: Administrative Committee, Apollo Education Group, Inc. Deferred Compensation Plan, c/o Apollo Education Group, Inc., 4025 South Riverpoint Pkwy., Phoenix, AZ 85040.
14.020    Notification of Decision. The Administrative Committee or its delegate will consider a Claimant's claim within a reasonable time, and will notify the Claimant in writing:

(a)	that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

(b)
that the Administrative Committee or its delegate has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant;

(c)	the specific reason(s) for the denial of the claim, or any part of it;

(1)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(2)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(3)	an explanation of the claim review procedure set forth in Section 14.030 below.
14.030    Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Administrative Committee or its delegate that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Administrative Committee or its delegate a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

(a)	may review pertinent documents;

As Amended and Restated November 1, 2014

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Administrative Committee or its delegate, in its sole discretion, may grant.
14.040    Decision on Review. The Administrative Committee or its delegate will render any decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Administrative Committee's or its delegate’s decision must be rendered within one hundred and twenty (120) days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)	such other matters as the Administrative Committee or its delegate deems relevant.
14.050    Legal Action. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.
ARTICLE XV: TRUST
15.010    Establishment of the Trust. The Company shall establish a Trust (which may be referred to herein as a “Rabbi Trust”). The Trust shall be irrevocable and shall remain irrevocable with respect to the Plan until all benefits due under this Plan and benefits and account balances due to participants and beneficiaries under any other plan covered by the Trust have been paid in full.
15.020    Interrelationship of the Plan and the Trust. The provisions of the Plan and each Participant’s Deferral Election Forms will govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust will govern the rights of the Company and its Affiliates, Participants and the creditors of the Company and its Affiliates to the assets transferred to the Trust. The Company and each of its Affiliates employing any Participant will at all times remain liable to carry out their obligations under the Plan.
15.030    Distributions From the Trust. The Company’s and each of its Affiliate's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution will reduce their obligations under this Plan.
15.040    Rabbi Trust. The Rabbi Trust shall:

(a)	be a non-qualified grantor trust which satisfies in all material respects the requirement of Revenue Procedure 92-64, 1992-2 CB 122 (or any successor Revenue Procedure or other applicable authority);

As Amended and Restated November 1, 2014

(b)	provide that any successor trustee shall be a bank trust department or other party that may be granted corporate trustee powers under state law.
ARTICLE XVI: MISCELLANEOUS
16.010    Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code §401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee” within the meaning of ERISA §§201(2), 301(a)(3) and 401(a)(1). The Plan will be administered and interpreted to the extent possible in a manner consistent with that intent.
16.020    Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company or its Affiliates. For purposes of the payment of benefits under this Plan, any and all of the Company’s or Affiliate’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company or Affiliate. The Company or Affiliate’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
16.030    Company Liability. The Company’s or an Affiliate's liability for the payment of benefits will be defined only by the Plan. The Company and its Affiliates will have no obligation to a Participant under the Plan, except as expressly provided in the Plan.
16.040    Nonassignability. Neither a Participant nor any other person will have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable will, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.
16.050    Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company or any of its Affiliates and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any the Company or an Affiliate or to interfere with the right of the Company or an Affiliate to discipline or discharge the Participant at any time.
16.060    Furnishing Information. A Participant or his Beneficiary will cooperate with the Administrative Committee or its delegate by furnishing any and all information requested by the Administrative Committee or its delegate and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but

As Amended and Restated November 1, 2014

not limited to taking such physical examinations as the Administrative Committee or its delegate may deem necessary.
16.070    Terms. Whenever any words are used herein in the masculine, they should be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they should be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.
16.080    Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and do not control or affect the meaning or construction of any of its provisions.
16.090    Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the laws of the State of Arizona.
16.100    Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant's designated Beneficiaries.
16.110    Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant will automatically pass to the Participant and will not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor will such interest pass under the laws of intestate succession.
16.120    Validity. In case any provision of this Plan should be found to be illegal or invalid for any reason, said illegality or invalidity will not affect the remaining parts hereof, but this Plan should be construed and enforced as if such illegal or invalid provision had never been inserted herein.
16.130    Minors, Incompetent Persons, etc. If the Administrative Committee or its delegate determines that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Administrative Committee or its delegate may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Administrative Committee or its delegate may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and will be a complete discharge of any liability under the Plan for such payment amount.
16.140    Court Order. The Administrative Committee or its delegate is authorized to make any payments directed by court order in any action in which the Plan or the Administrative Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Administrative Committee or its delegate, in its sole discretion, will have the right, notwithstanding any election made by a Participant, to distribute the spouse's or former spouse's interest in the Participant’s benefits under the Plan to that spouse or former spouse.

As Amended and Restated November 1, 2014

16.150    Insurance. The Company, on its own behalf or on behalf of the trustee of the Trust, and, in its discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Company or the trustee of the Trust, as the case may be, will be the sole owner and beneficiary of any such insurance. The Participant will have no interest whatsoever in any such policy or policies, and at the request of the Company will submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to which the Company has applied for insurance.
16.160    Requirement for Release. Any payment to any Participant or a Participant's present, future or former spouse or Beneficiary in accordance with the provisions of this Plan will, to the extent thereof, be in full satisfaction of all claims against the Plan, the Trustee and the Company, and the Trustee may require such Participant or Beneficiary, as a condition precedent to such payment to execute a receipt and release to such effect. Any such release, if required, must become effective prior to time payment is scheduled to commence under the terms of this Plan and any applicable Deferral Election.
APOLLO EDUCATION GROUP, INC.

By:	/s/ Fred Newton	November 5, 2014
	Fred Newton	Date
Senior Vice President - Human Resources

As Amended and Restated November 1, 2014